Exhibit 10

8/05 AMENDMENT TO CREDIT AGREEMENT

Preamble

This 8/05 Amendment to Credit Agreement dated as of August 9, 2005 (the “8/05 Amendment” or, within itself only, this “Amendment”) amending (for the fourth time) the 3/04 Senior Secured Credit Agreement dated March 22, 2004 (the “3/04 Credit Agreement” and as amended by the 6/04 Amendment to Credit Agreement dated as of June 24, 2004 (the “6/04 Amendment”, by the 3/05 Amendment to Credit Agreement dated as of March 2, 2005 (the “3/05 Amendment”, by the 3/21/05 Amendment to Credit Agreement dated as of March 21, 2005 (the “3/21/05 Amendment”), as amended hereby and as it may be supplemented, further amended or restated from time to time, the “Current Credit Agreement”), among SUNSET FINANCIAL RESOURCES, INC. (the “Company”), a Maryland corporation with its principal office at 10245 Centurion Parkway N, Suite 305, Jacksonville, FL 32256, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), a national banking association, successor to JPMorgan Chase Bank, a New York banking corporation, acting herein as a Lender (as defined in Section 1.2 of the 3/04 Credit Agreement) and agent and representative of the other Lenders (in that capacity JPMorgan is called the “Agent”), and such other Lenders as may from time to time be party to the Current Credit Agreement, recites and provides as follows:

Recitals

The Company has asked the Lenders and the Agent to waive Section 10.7(b) of the Current Credit Agreement requiring that the Company not earn less than One Dollar ($1) of GAAP net earnings for the rolling three-month period ending June 30, 2005 and any Default or Event of Default that would result from the Company’s failure to do so, and to further amend the 3/04 Credit Agreement to change the Maturity Date to August 9, 2005.

Capitalized terms used in these recitals are defined above and in Section 1 of the 3/04 Credit Agreement, as amended by the 6/04 Amendment, the 3/05 Amendment and the 3/21/05 Amendment.

If there is any conflict or inconsistency between these recitals and the following agreements, the latter shall govern and control. If there is any conflict or inconsistency between any of the terms or provisions of this Amendment and any of the other Facilities Papers, this Amendment shall govern and control. If there is any conflict between any provision of this Amendment and any later supplement, amendment, restatement or replacement of the 3/04 Credit Agreement, the latter shall govern and control.

Agreements

In consideration of the premises, the mutual agreements stated below and other good and valuable consideration paid by each party to each other party to this Agreement, the receipt and sufficiency of which each hereby acknowledges, the parties hereby agree as follows:

1 DEFINITIONS

1.2 Definitions of General Application.

A. The following new definitions are hereby added to Section 1.2 of the 3/04 Credit Agreement, in alphabetical order:

“8/05 Amendment” means the 8/05 Amendment to Credit Agreement dated as of August 9, 2005 among the parties hereto.

“8/05 Amendment Effective Date” means August 9, 2005, the effective date of the 8/05 Amendment.

B. The following definition is hereby amended to read as follows:

“Maturity Date” means August 9, 2005, or the earlier date (the “Acceleration Date”), if any, to which maturity of the Senior Credit Notes is accelerated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

6 COLLATERAL

6.1 Grant of Security Interest. Cumulative of the existing provisions of the 3/04 Credit Agreement, as amended by the 6/04 Amendment and the 3/05 Amendment, as security for the payment of the Loan and for the payment and performance of all of the Obligations, the Company hereby GRANTS to the Agent (as Agent and representative of the Lenders) a first priority security interest in all of the Company’s present and future estate, right, title and interest in and to the Collateral, in addition to and cumulative of the security interests in the Collateral granted to the Lender in the 3/04 Credit Agreement, the 6/04 Amendment, the 3/05 Amendment and the 3/21/05 Amendment, and the parties hereby declare and confirm that all such security interests were and are granted to and held by the Agent.

11 DEFAULTS AND REMEDIES

The Lenders and the Agent hereby waive (i) Section 10.7(b) of the Current Credit Agreement to the extent that it requires the Company to not earn less than One Dollar ($1) of GAAP net earnings for the rolling three-month period ending June 30, 2005 and (ii) any Default or Event of Default resulting or that would result from the Company’s failure to do so.

15 MISCELLANEOUS

15.7 Counterpart Execution. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

15.12 Notice Pursuant to Tex. Bus. & Comm. Code §26.02. THE 3/04 CREDIT AGREEMENT, AS AMENDED BY THE 6/04 AMENDMENT, THE 3/05 AMENDMENT,

2

THE 3/21/05 AMENDMENT AND THIS AMENDMENT, AND THE OTHER FACILITIES PAPERS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(The remainder of this page is intentionally blank; signature pages follow.)

3

EXECUTED as of the Effective Date.

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Michael Pannell
Name:	Michael Pannell
Title:	CFO

JPMORGAN CHASE BANK, N.A. as the Agent and as a Lender

By:	/s/ Thanh Rottele
Name:	Thanh Tottele
Title:	Vice President

8/05 AMENDMENT TO CREDIT AGREEMENT

DATED AS OF AUGUST 9, 2005

AMENDING (FOR THE FOURTH TIME)

THE 3/04 SENIOR SECURED CREDIT AGREEMENT

DATED AS OF MARCH 22, 2004

by and among

SUNSET FINANCIAL RESOURCES, INC.

AND

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND A LENDER,

AND

THE OTHER LENDER(S) PARTIES HERETO

$250,000,000 SENIOR SECURED REVOLVING CREDIT

Index of Defined Terms

Page
3/04 Credit Agreement	1
3/05 Amendment	1
3/21/05 Amendment	1
6/04 Amendment	1
8/05 Amendment	1
Agent	1
Agreement	1
Amendment	1
Company	1
Current Credit Agreement	1
JPMorgan	1
Maturity Date	2

Table of Contents

			Page
1		DEFINITIONS	2
	1.2	Definitions of General Application.	2

6		COLLATERAL	2

15		MISCELLANEOUS	2
	15.7	Counterpart Execution	2
	15.12	Notice Pursuant to Tex. Bus. & Comm. Code §26.02	2

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